Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Diversified Energy Company of our report dated April 29, 2024 relating to the financial statements of Maverick Natural Resources, LLC, which appears in Diversified Energy Company’s Report on Form 6-K dated May 16, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 9, 2026